Exhibit 99.1

INNOVUS PHARMACEUTICALS ANNOUNCES $3.17 MILLION Private placement

San Diego, CA, December 31, 2018 -- Innovus Pharmaceuticals, Inc. (OTCQB: INNV) (“Innovus Pharma” or the “Company”), an emerging commercial-stage pharmaceutical company that delivers safe, innovative and effective over-the-counter medicine and consumer care products to improve men’s and women's health and respiratory diseases, today announced that it has entered into a definitive agreement with a healthcare-dedicated institutional investor for the sale of 45,306,347 shares of common stock (or common stock equivalents), series A warrants to purchase up to 45,306,347 shares of common stock and series B warrants to purchase up to 45,306,347 shares of common stock in a private placement at a price of $0.07 per share and associated warrants for gross proceeds of approximately $3.17 million. The transaction is anticipated to close on or about January 3, 2019, subject to customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The series A warrants are exercisable immediately with a term of 18 months following the effectuation of a reverse stock split by the Company and an exercise price of $0.07 and the series B warrants are exercisable immediately with a term of 5½ years following the effectuation of a reverse stock split by the Company and an exercise price of $0.08 per share.

The net proceeds from the offering are anticipated to be approximately $2.765 million. The Company intends to use the net proceeds for working capital and general corporate purposes. The Company has agreed to file a resale registration statement for the shares of common stock and the shares of common stock underlying the warrants issued in the offering within 30 days pursuant to a registration rights agreement.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Further information regarding the private placement can be found in the Current Report on Form 8-K that will be filed by the Company with the SEC.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging OTC consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly; (b) commercial partners to primary care physicians, urologists, gynecologists and therapists; and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

Forward-Looking Statements

Statements under the Private Securities Litigation Reform Act, as amended: With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, the ability of the Company to increase its authorized shares of common stock, raise additional capital, receive projected revenues from the future sales of products, estimated market for its products, and statements about achieving its other development, growth, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, current reports on Form 8-K, and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

Corporate Contact:

Investor Relations Contact:

Innovus Pharma Investor Relations
Randy Berholtz,

+1 858-249-7865
ir@innovuspharma.com